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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Class A common stock, par value $0.00001 per share	17,250,000	$28.00	$483,000,000	$60,133.50

(1)
Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)7
Registration Statement No. 333-224683

PROSPECTUS SUPPLEMENT
(to the Prospectus dated May 4, 2018)

15,000,000 Shares

Virtu Financial, Inc.

Class A Common Stock

Virtu Financial, Inc. is offering 8,718,750 shares of Class A common stock to be sold in this offering and we will use all of the net proceeds that we receive in this offering to purchase an equivalent number of non-voting common interest units of Virtu Financial LLC and corresponding shares of our Class D common stock from our principal equityholder (the "Founding Equityholder") at a net price per unit and share equal to the price per share paid by the underwriters in this offering. The selling stockholders identified in this prospectus are offering an additional 6,281,250 shares of Class A common stock to be sold in this offering. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. The selling stockholders include Mr. Vincent Viola, our Founder and Chairman Emeritus; the Founding Equityholder; and Havelock Fund Investments Pte Ltd ("Havelock"), an affiliate of Temasek Holdings (Private) Limited ("Temasek").

Our shares of Class A common stock are listed on The NASDAQ Stock Market LLC ("NASDAQ") under the symbol "VIRT." On May 10, 2018, the closing price for our shares of Class A common stock on NASDAQ was $29.55 per share of Class A common stock.

We have four classes of authorized common stock. The Class A common stock offered hereby and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. The Founding Equityholder, an affiliate of Mr. Vincent Viola, our Founder and Chairman Emeritus, and other members of the Viola family, holds all of our issued and outstanding Class D common stock and controls more than a majority of the combined voting power of our common stock. As a result, it is able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and by-laws and the approval of any merger or sale of substantially all of our assets. After the completion of this offering, our Founding Equityholder will continue to own a majority of the combined voting power of our common stock, have the ability to elect a majority of our board of directors and have substantial influence over our governance.

We are a "controlled company" under the corporate governance rules for NASDAQ-listed companies, and therefore are permitted, and have elected, not to comply with certain NASDAQ corporate governance requirements.

We are an "emerging growth company" under the federal securities laws. Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page S-10 of this prospectus supplement and page 7 of the accompanying prospectus to read about factors you should consider before buying shares of our Class A common stock. You should also consider the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2017 to read about risks you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$28.00	$420,000,000
Underwriting discounts and commissions(1)	$0.84	$12,600,000
Proceeds, before expenses, to us	$27.16	$236,801,250
Proceeds, before expenses, to the selling stockholders(2)	$27.16	$170,598,750

(1)
See "Underwriting."

(2)
We have agreed to pay certain expenses of the selling stockholders incurred in connection with the sale of the common stock offered hereby.

To the extent that the underwriters sell more than 15,000,000 shares of our Class A common stock, the underwriters have a 30-day option to purchase up to an additional 1,800,000 shares of Class A common stock from us and 450,000 shares of Class A common stock from one of the selling stockholders on the same terms as set forth above. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this option to purchase additional shares. See "Selling Stockholders" and "Underwriting."

The underwriters expect to deliver the shares of Class A common stock against payment in New York, New York on or about May 15, 2018.

Joint Book-Running Managers

Jefferies	Morgan Stanley	Sandler O'Neill + Partners, L.P.

Co-Manager

BMO Capital Markets

Prospectus Supplement dated May 10, 2018.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we and the selling stockholders are offering and selling our Class A common stock. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about the offering. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document or other information incorporated by reference herein, the information contained in the most recently dated document shall control.

Neither we, the selling stockholders nor the underwriters have authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus or information to which we have referred you. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the selling stockholders nor the underwriters are making an offer to sell the shares of Class A common stock in any jurisdiction where the offer to sell is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents and other information incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our Class A common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents and other information incorporated by reference into this prospectus supplement and accompanying prospectus. The incorporated documents and other information are described under "Incorporation of Documents by Reference."

INDUSTRY AND MARKET DATA

Industry and market data contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. Certain information contained in "Business" is based on studies, analyses and surveys prepared by the Bank for International Settlements, Bloomberg, BATS Global Markets, Inc., the Futures Industry Association, the Investment Industry Regulatory Organization of Canada and the World Federation of Exchanges. While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" or incorporated by reference into this prospectus supplement or the accompanying prospectus.

TRADEMARKS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in or incorporated into this prospectus supplement and the accompanying prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering but does not contain all of the information that you should consider before investing in our Class A common stock. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference herein. This prospectus supplement and the accompanying prospectus include or incorporate by reference forward looking-statements that involve risks and uncertainties. See "Statements Regarding Forward-Looking Information" in the accompanying prospectus for more information.

Unless we state otherwise or the context otherwise requires, the terms "we," "us," "our," "Virtu" and the "Company" refer to Virtu Financial, Inc., a Delaware corporation, and its consolidated subsidiaries and the term "Virtu Financial" refers to Virtu Financial LLC, a Delaware limited liability company and a consolidated subsidiary of ours.

Overview

We are a leading financial services firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying execution services and competitive liquidity in over 25,000 securities and other financial instruments, on over 235 venues, in 36 countries worldwide while at the same time earning attractive margins and returns.

Technology and operational efficiency are at the core of our business, and our focus on market making and order routing technology is a key element of our success. We have developed a proprietary, multi-asset, multi-currency technology platform that is highly reliable, scalable and modular, and we integrate directly with exchanges and other liquidity centers. Our market data, order routing, transaction processing, risk management and market surveillance technology modules manage our market making and institutional agency activities in an efficient manner that enables us to scale our activities globally across additional securities and other financial instruments and asset classes without significant incremental costs or third-party licensing or processing fees.

We believe that technology-enabled market makers like Virtu serve an important role in maintaining and improving the overall health and efficiency of the global capital markets by continuously posting bids and offers for financial instruments and thereby providing market participants a transparent and efficient means to transfer risk. All market participants benefit from the increased liquidity, lower overall trading costs and improved execution certainty that Virtu provides.

We primarily conduct our Americas Equities business through our three SEC registered broker-dealers. We are registered with the Central Bank of Ireland and the Financial Conduct Authority ("FCA") in the UK for our European trading and the Monetary Authority of Singapore and Australian Securities and Investments Commission for our Asia Pacific trading. We register as a market maker or liquidity provider and/or enter into direct obligations to provide liquidity on nearly every exchange or venue that offers such programs. We engage regularly with regulators around the world on issues affecting electronic trading and to advocate for increased transparency. In the U.S., we conduct our business from our headquarters in New York, New York and our trading centers in Austin, Texas and Chicago, Illinois. Abroad, we conduct our business through trading centers located in London, England, Dublin, Ireland and Singapore.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus supplement and the accompanying prospectus, see "Incorporation of Documents by Reference" and "Where You Can Find More Information."

Recent Developments

On July 20, 2017, we completed our previously announced acquisition (the "Acquisition") of KCG Holdings, Inc. ("KCG") for an aggregate cash consideration of $1.40 billion. To fund the Acquisition, we (i) issued 8,012,821 shares of Class A common stock to Aranda Investments Pte. Ltd. ("Aranda" and together with Havelock, the "Temasek Stockholders"), an affiliate of Temasek, and 40,064,103 shares of Class A common stock to North Island Holdings I, LP (the "North Island Stockholder"), for an aggregate of $743.7 million in cash and (ii) incurred $1,650.0 million of new indebtedness, consisting of a $1.15 billion first lien secured term loan under our credit agreement and $500 million aggregate principal amount of 6.750% Senior Secured Second Lien Notes due 2022 (the "Notes").

On January 2, 2018, we completed our previously announced sale of our BondPoint division and fixed income venue to Intercontinental Exchange, Inc. for total gross proceeds of $400.0 million. We used the after-tax net proceeds to prepay $250.0 million of the outstanding principal amount of the senior secured term loan under our credit agreement. Concurrently with the closing of the sale of BondPoint, on January 8, 2018, we entered into a refinancing transaction to reprice our senior secured term loan, along with an additional principal repayment of $26.0 million. As of May 7, 2018, we have prepaid a total of $626.0 million of the indebtedness of the senior secured term loan under our credit agreement.

Other Transactions

Prior the consummation of this offering, Mr. Viola will exercise stock options for 2,081,250 shares of Class A common stock and will sell such shares of Class A common stock in this offering.

Organizational Structure

We conduct our business through Virtu Financial and its subsidiaries. Prior to our initial public offering, we completed an internal reorganization, which we refer to as the "reorganization transactions." In connection with the reorganization transactions, the following occurred:

(i)
we became the sole managing member of Virtu Financial and acquired non-voting common interest units of Virtu Financial ("Virtu Financial Units");

(ii)
certain direct or indirect equityholders of Virtu Financial acquired shares of our Class A common stock; and

(iii)
certain direct or indirect equityholders of Virtu Financial had their interests reclassified into Virtu Financial Units and acquired shares of our Class C common stock or, in the case of the Founding Equityholder only, shares of our Class D common stock (such holders collectively, the "Original Virtu Members"). Subject to certain restrictions, any holder of Virtu Financial Units and Class C common stock or Class D common stock, as applicable (such holders, the "Virtu Members") has the right at any time to exchange its vested Virtu Financial Units (together with a corresponding number of shares of Class C common stock) for shares of Class A common stock on a one-for-one basis. Subject to certain restrictions, the Founding Equityholder has the right at any time to exchange its Virtu Financial Units (together with a corresponding number of shares of Class D common stock) for shares of Class B common stock on a one-for-one basis. Shares of Class B common stock may be converted into shares of Class A common stock on a one-for-one basis. See "Description of the Capital Stock — Common Stock" in the accompanying prospectus.

The following diagram depicts our organizational structure. This chart is provided for illustrative purposes only and does not purport to represent all legal entities within our organizational structure and reflects the impact of this offering, the use of the net proceeds received by us therefrom and the other transactions described in "— Other Transactions" above (assuming the underwriters do not exercise their option to purchase additional shares of Class A common stock):

Corporate Information

We were formed as a Delaware corporation on October 16, 2013. Our corporate headquarters are located at 300 Vesey Street, New York, New York 10282, and our telephone number is (212) 418-0100. Our website address is www.virtu.com. Information contained on our website does not constitute a part of this prospectus supplement and the accompanying prospectus.

The Offering

Class A common stock offered by us	8,718,750 shares of Class A common stock (or 10,518,750 shares if the underwriters exercise their option to purchase additional shares in full).
Class A common stock offered by the selling stockholders	6,281,250 shares of Class A common stock (or 6,731,250 shares if the underwriters exercise their option to purchase additional shares in full).
Underwriters' option

We and one of the selling stockholders have granted to the underwriters an option to purchase up to 1,800,000 additional shares of Class A common stock from us and 450,000 additional shares of Class A common stock from such selling stockholder at the public offering price (less underwriting discounts and commissions) for a period of 30 days from the date of this prospectus supplement.

Class A common stock outstanding as of May 7, 2018	91,512,582 shares of Class A common stock outstanding.

After giving effect to this offering, the use of the net proceeds received by us therefrom and the other transactions described in "— Other Transactions" above, as of May 7, 2018, we would have had 102,312,582 shares of Class A common stock outstanding (or 104,112,582 shares if the underwriters exercise their option to purchase additional shares in full and giving effect to the use of the net proceeds received by us therefrom).

If, after giving effect to this offering, the use of the net proceeds received by us therefrom and the other transactions described in "— Other Transactions" above, all of the Virtu Members elected to exchange their Virtu Financial Units and corresponding shares of Class C common stock or Class D common stock for shares of our Class A common stock or Class B common stock, respectively, and all of the shares of Class B common stock were converted into shares of Class A common stock, 190,248,285 shares of our Class A common stock would have been outstanding as of May 7, 2018 (23.4% of which would have been owned by non-affiliates of the Company) (or 190,248,285 shares (24.6% of which would have been owned by non-affiliates of the Company) if the underwriters exercise their option to purchase additional shares in full and giving effect to the use of the net proceeds received by us therefrom).

Class B common stock outstanding as of May 7, 2018	None.
Class C common stock outstanding as of May 7, 2018	17,043,963 shares of Class C common stock outstanding.

Shares of our Class C common stock have voting but no economic rights (including rights to dividends and distributions upon liquidation) and were issued in the reorganization transactions in an amount equal to the number of Virtu Financial Units held by the Virtu Members other than the Founding Equityholder. When a Virtu Financial Unit, together with a share of our Class C common stock, is exchanged for a share of our Class A common stock, the corresponding share of our Class C common stock will be cancelled.

Class D common stock outstanding as of May 7, 2018	79,610,490 shares of Class D common stock outstanding.

After giving effect to this offering, the use of the net proceeds received by us therefrom and the other transactions described in "— Other Transactions" above, as of May 7, 2018, we would have had 70,891,740 shares of Class D common stock outstanding (or 69,091,740 shares if the underwriters exercise their option to purchase additional shares in full and giving effect to the use of the net proceeds received by us therefrom).

Shares of our Class D common stock have voting but no economic rights (including rights to dividends and distributions upon liquidation) and were issued in an amount equal to the number of Virtu Financial Units held by the Founding Equityholder. When a Virtu Financial Unit, together with a share of our Class D common stock, is exchanged for a share of our Class B common stock, the corresponding share of our Class D common stock will be cancelled.

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share, representing an aggregate of 10.1% (or 12.4% after giving effect to this offering, the use of the net proceeds received by us therefrom and the other transactions described in "— Other Transactions" above) of the combined voting power of our issued and outstanding common stock as of May 7, 2018 (or 12.8% if the underwriters exercise their option to purchase additional shares in full and giving effect to the use of the net proceeds received by us therefrom).

Each share of our Class B common stock entitles its holder to 10 votes per share. Because no shares of Class B common stock will be issued and outstanding upon the completion of this offering, the use of the net proceeds received by us therefrom and the other transactions described in "— Other Transactions" above, our Class B common stock will represent none of the combined voting power of our issued and outstanding common stock.

Each share of our Class C common stock entitles its holder to one vote per share, representing an aggregate of 1.9% (or 2.1% after giving effect to this offering, the use of the net proceeds received by us therefrom and the other transactions described in "— Other Transactions" above) of the combined voting power of our issued and outstanding common stock as of May 7, 2018 (or 2.1% if the underwriters exercise their option to purchase additional shares in full and giving effect to the use of the net proceeds received by us therefrom).

Each share of our Class D common stock entitles its holder to 10 votes per share, representing an aggregate of 88.0% (or 85.6% after giving effect to this offering, the use of the net proceeds received by us therefrom and the other transactions described in "— Other Transactions" above) of the combined voting power of our issued and outstanding common stock as of May 7, 2018 (or 85.1% if the underwriters exercise their option to purchase additional shares in full and giving effect to the use of the net proceeds received by us therefrom).

All classes of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders. Our Class D common stock is held exclusively by the Founding Equityholder and our Class C common stock is held by the Virtu Members other than the Founding Equityholder. See "Description of Capital Stock" in the accompanying prospectus.

Exchange/conversion

Virtu Financial Units held by the Founding Equityholder, together with a corresponding number of shares of our Class D common stock, may be exchanged for shares of our Class B common stock on a one-for-one basis.

Virtu Financial Units held by the Virtu Members, together with a corresponding number of shares of our Class C common stock, may be exchanged for shares of our Class A common stock on a one-for-one basis.

Each share of our Class B common stock and Class D common stock is convertible at any time, at the option of the holder, into one share of Class A common stock or Class C common stock, respectively.

Each share of our Class B common stock will automatically convert into one share of Class A common stock and each share of our Class D common stock will automatically convert into one share of our Class C common stock (a) immediately prior to any sale or other transfer of such share by a Founding Equityholder or any of its affiliates or permitted transferees, subject to certain limited exceptions such as transfers to permitted transferees, or (b) if the Founding Equityholder, together with any of its affiliates or permitted transferees, own less than 25% of our issued and outstanding common stock. See "Description of Capital Stock" in the accompanying prospectus.

Use of proceeds

We estimate our net proceeds from this offering will be approximately $236.8 million ($285.7 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions of approximately $7.3 million. We intend to use all of the net proceeds that we receive in this offering to purchase Virtu Financial Units and corresponding shares of our Class D common stock from the Founding Equityholder at a net price per unit and share equal to the price per share paid by the underwriters for shares of our Class A common stock in this offering.

We will not receive any proceeds from the sale of shares of Class A common stock sold by the selling stockholders in this offering.

We estimate that the offering expenses (other than the underwriting discounts and commissions) will be approximately $600,000. All of such offering expenses will be paid for or otherwise borne by the Company.

See "Use of Proceeds."
Dividend policy

Our board of directors has adopted a policy of returning excess cash to our stockholders. Subject to the sole discretion of our board of directors and the considerations discussed below, our current intent is to pay dividends that will annually equal, in the aggregate, at least 70% of our net income. The payment of dividends is subject to general economic and business conditions, including our financial condition, results of operations and cash flows, capital requirements, contractual restrictions, including restrictions contained in our credit agreement and the indenture governing our Notes, regulatory restrictions, business prospects and other factors that our board of directors considers relevant.

Because we are a holding company and our principal asset is our direct and indirect equity interests in Virtu Financial, we fund dividends by causing Virtu Financial to make distributions to its equityholders, including the Founding Equityholder, the other members of Virtu Financial and us.

Since the quarter ended September 30, 2015, we have paid a dividend of $0.24 per share of Class A common stock and Class B common stock per quarter.
See "Market Prices and Dividend Policy."
NASDAQ symbol	"VIRT."
Risk Factors

Investing in our Class A common stock involves substantial risks. You should read the "Risk Factors" section beginning on page S-10 and in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain factors that you should consider carefully before deciding to invest in shares of our Class A common stock.

Unless we indicate otherwise throughout this prospectus supplement, the number of shares of our Class A common stock and Class B common stock outstanding after this offering excludes:

  ▪
  8,899,562 shares of Class A common stock issuable pursuant to stock options and restricted stock units granted under the Virtu Financial, Inc. 2015 Amended and Restated Management Incentive Plan (the "2015 Management Incentive Plan") as of May 7, 2018;

  ▪
  4,497,897 additional shares of Class A common stock, that remain available for issuance under the 2015 Management Incentive Plan as of May 7, 2018;

  ▪
  17,043,963 shares of Class A common stock reserved for issuance upon the exchange of Virtu Financial Units (together with the corresponding shares of our Class C common stock), and 79,610,490 shares of Class B common stock reserved for issuance upon the exchange of Virtu Financial Units (together with the corresponding shares of our Class D common stock) as of May 7, 2018; and

  ▪
  79,610,490 shares of our Class A common stock reserved for issuance upon the conversion of our Class B common stock into Class A common stock as of May 7, 2018.

Unless we indicate otherwise, all information in this prospectus supplement:

  ▪
  assumes that the underwriters do not exercise their option to purchase from us or one of the selling stockholders up to 2,250,000 additional shares of Class A common stock; and

  ▪
  gives effect to the other transactions described in "— Other Transactions" above.

RISK FACTORS

Investing in our Class A common stock involves substantial risks. In addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully consider the following factors before investing in our Class A common stock. In addition to those listed below and elsewhere in this prospectus supplement and accompanying prospectus, you should also consider the risks, uncertainties, and assumptions discussed under the caption "Item 1A. Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus supplement and accompanying prospectus. Any of the risk factors we describe below, or incorporate herein by reference, could have a material adverse effect on our business, financial condition, results of operations and cash flows. The market price of our Class A common stock could decline if one or more of these risks or uncertainties develop into actual events, causing you to lose all or part of your investment. While we believe these risks and uncertainties are especially important for you to consider, we may face other risks and uncertainties that could have a material adverse effect on our business. Certain statements contained in the risk factors described below are forward-looking statements. See "Statements Regarding Forward-Looking Information" in the accompanying prospectus for more information.

Risks Related to Our Class A Common Stock

Substantial future sales of shares of our Class A common stock in the public market could cause our stock price to fall.

As of May 7, 2018, after giving effect to this offering, the use of the net proceeds received by us therefrom and the other transactions described in "Prospectus Summary — Other Transactions", we would have had 102,312,582 shares of Class A common stock outstanding, excluding 11,316,209 shares of Class A common stock issuable pursuant to the 2015 Management Incentive Plan and 87,935,703 shares of Class A common stock issuable upon potential exchanges and/or conversions. Of these shares of Class A common stock, 44,917,976 shares will be freely tradable without further restriction under the Securities Act and the remaining 145,658,487 outstanding shares of Class A common stock (including the 87,935,703 shares issuable upon exchange and/or conversion) will be "restricted securities," as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). The holders of these remaining 145,658,487 shares of our Class A common stock, including shares issuable upon exchange or conversion as described above, are entitled to dispose of their shares pursuant to (i) the applicable holding period, volume and other restrictions of Rule 144 or (ii) another exemption from registration under the Securities Act. Additional sales of a substantial number of our shares of Class A common stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our Class A common stock.

We, our directors and executive officers, the selling stockholders and certain of our equityholders have agreed with the underwriters not to sell, otherwise dispose of or hedge any Class A common stock or securities convertible or exchangeable for shares of Class A common stock, including the Virtu Financial Units and the Class C common stock and Class D common stock, as applicable, subject to specified exceptions, during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives of the underwriters. After the expiration of the 90-day lock-up period, these shares of Class A common stock, including the shares issuable upon exchange of Virtu Financial Units and the Class C common stock and Class D common stock, as applicable, will be eligible for resale from time to time, subject to certain contractual restrictions and the requirements of the Securities Act. The representatives of the underwriters are entitled to waive these lock-up provisions at their discretion prior to the expiration dates of such lock-up agreements.

In addition, we entered into our Amended and Restated Registration Rights Agreement, dated as of April 20, 2017 (the "Amended and Restated Registration Rights Agreement"), pursuant to which we granted demand and piggyback registration rights to the Founding Equityholder, the Temasek Stockholders, the North Island Stockholder and piggyback registration rights to certain of the other Virtu Members. The registration statement of which this prospectus supplement and the accompanying prospectus are a part was filed pursuant this Amended and Restated Registration Rights Agreement. This registration statement will permit future offerings of shares of our Class A common stock by us and our equityholders who are party to the Amended and Restated Registration Rights Agreement.

We intend to pay regular dividends to our stockholders, but our ability to do so may be limited by our holding company structure, contractual restrictions and regulatory requirements.

We intend to pay cash dividends on a quarterly basis. See "Market Prices and Dividend Policy." However, we are a holding company with our principal asset being our direct and indirect equity interests in Virtu Financial, and we have no independent means of generating revenue. Accordingly, as the sole managing member of Virtu Financial, we rely on Virtu Financial to make distributions to its equityholders, including the Founding Equityholder, the trust that holds equity interests in Virtu Financial on behalf of certain employees of ours based outside the United States, which we refer to as the "Employee Trust", the vehicle that holds Virtu Financial Units on behalf of certain directors and key employees, which we refer to as the "Virtu Employee Holdco", and us, to fund our dividends. When Virtu Financial makes such distributions, the other equityholders of Virtu Financial are entitled to receive equivalent distributions pro rata based on their economic interests in Virtu Financial. In order for Virtu Financial to make distributions, it may need to receive distributions from its subsidiaries. Certain of these subsidiaries are or may in the future be subject to regulatory capital requirements that limit the size or frequency of distributions. If Virtu Financial is unable to cause these subsidiaries to make distributions, we may not receive adequate distributions from Virtu Financial in order to fund our dividends.

Our board of directors periodically reviews the cash generated from our business and the capital expenditures required to finance our global growth plans and determines whether to modify the amount of regular dividends and/or declare periodic special dividends to our stockholders. Our board of directors takes into account general economic and business conditions, including our financial condition, results of operations and cash flows, capital requirements, contractual restrictions, including restrictions contained in our credit agreement and the indenture governing our Notes, regulatory restrictions, business prospects and other factors that our board of directors considers relevant. There can be no assurance that our board of directors will not reduce the amount of regular cash dividends or cause us to cease paying dividends altogether. In addition, our credit agreement and the indenture governing our Notes limit the amount of distributions our subsidiaries, including Virtu Financial, can make to us and the purposes for which distributions could be made. Accordingly, we may not be able to pay dividends even if our board of directors would otherwise deem it appropriate.

Provisions in our charter documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a third party.

Our amended and restated certificate of incorporation and by-laws contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that stockholders may consider favorable, include the following, some of which may only become effective when the Founding Equityholder or any of its affiliates or permitted transferees no longer beneficially own shares representing 25% of our issued and outstanding common stock (the "Triggering Event"):

  ▪
  the 10 vote per share feature of our Class B common stock and Class D common stock;

  ▪
  the division of our board of directors into three classes and the election of each class for three-year terms;

  ▪
  the sole ability of the board of directors to fill a vacancy created by the expansion of the board of directors;

  ▪
  advance notice requirements for stockholder proposals and director nominations;

  ▪
  after the Triggering Event, provisions limiting stockholders ability to call special meetings of stockholders, to require special meetings of stockholders to be called and to take action by written consent;

  ▪
  after the Triggering Event, in certain cases, the approval of holders of at least 75% of the shares entitled to vote generally on the making, alteration, amendment or repeal of our certificate of incorporation or by-laws will be required to adopt, amend or repeal our by-laws, or amend or repeal certain provisions of our certificate of incorporation;

  ▪
  after the Triggering Event, the required approval of holders of at least 75% of the shares entitled to vote at an election of the directors to remove directors, which removal may only be for cause; and

  ▪
  the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors.

These provisions of our amended and restated certificate of incorporation and by-laws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our Class A common stock in the future, which could reduce the market price of our Class A common stock.

In addition, a third party attempting to acquire us or a substantial position in our Class A common stock may be delayed or ultimately prevented from doing so by change in ownership or control regulations to which certain of our regulated subsidiaries are subject. FINRA's NASD Rule 1017 generally provides that FINRA approval must be obtained in connection with any transaction resulting in a single person or entity owning, directly or indirectly, 25% or more of a member firm's equity and would include a change in control of a parent company. Similarly, Virtu Financial Ireland Limited is subject to change in control regulations promulgated by the Central Bank of Ireland. We may also be subject to similar restrictions in other jurisdictions in which we operate. These regulations could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our Class A common stock in the future, which could reduce the market price of our Class A common stock.

Our stock price may be volatile.

The market price of our Class A common stock is subject to significant fluctuations in response to, among other factors, variations in our operating results and market conditions specific to our business. Furthermore, in recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of the affected companies. As such, the price of our Class A common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our Class A common stock and materially affect the value of your investment.

Our reliance on exemptions from certain disclosure requirements under the JOBS Act may deter trading in our Class A common stock.

We qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act (the "JOBS Act"). As a result, we are permitted to, and have relied and intend to continue to rely, on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  ▪
  provide an auditor attestation and report with respect to management's assessment of the effectiveness of our internal controls over financial reporting pursuant to section 404(b) of the Sarbanes-Oxley Act;

  ▪
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

  ▪
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency," and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time we cease to be an emerging growth company, however, we cannot predict if investors will find our Class A common stock less attractive because we may rely on these exemptions. If some investors find our Class A common stock less attractive, there may be a less active trading market for our Class A common stock and our stock price may be more volatile.

We have incurred and expect to continue to incur increased costs as a result of operating as a public company, and we expect our management to be required to devote substantial time to additional compliance initiatives.

As a public company, we incur significant legal, accounting, insurance and other expenses, and our management and other personnel devote a substantial amount of time to compliance initiatives resulting from operating as a public company. We anticipate that these costs and compliance initiatives will increase when the Company ceases to be an "emerging growth company," as defined in the JOBS Act. We expect we will no longer qualify as an "emerging growth company" beginning on January 1, 2019, in which case we will be required to include an attestation report as to the effectiveness of our internal control over financial reporting that is issued by our independent registered public accounting firm on our Annual Report on Form 10-K for our fiscal year ending December 31, 2018. In addition, we had previously taken advantage of the JOBS Act's reduced disclosure requirements applicable to "emerging growth companies" regarding executive compensation and exemptions from the requirements of holding advisory "say-on-pay" votes on executive compensation. We will also likely be required to comply with the requirements commencing in 2019.

If securities or industry analysts cease to publish research or publish inaccurate or unfavorable research about us or our business, or publish projections for our business that exceed our actual results, our stock price and trading volume could decline.

The trading market for our Class A common stock may be affected by the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our Class A common stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. In addition, the analysts' projections may have little or no relationship to the results we actually achieve and could cause our stock price to decline if we fail to meet their projections. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our stock price or trading volume could decline.

USE OF PROCEEDS

We estimate our net proceeds from this offering will be approximately $236.8 million ($285.7 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions of approximately $7.3 million. We intend to use all of the net proceeds that we receive in this offering (including the net proceeds we receive if the underwriters exercise their option to purchase additional shares) to purchase Virtu Financial Units and corresponding shares of our Class D common stock from the Founding Equityholder at a net price per unit and share equal to the price per share paid by the underwriters for shares of our Class A common stock in this offering.

We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders that may be sold by them pursuant to this prospectus supplement.

We estimate that the offering expenses (other than the underwriting discounts) will be approximately $600,000. All of such offering expenses (other than the underwriting discounts payable by the selling stockholders) will be paid for or otherwise borne by the Company.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2018 on an actual basis and on an as-adjusted basis to reflect the following:

  ▪
  this offering and the use of the net proceeds received by us therefrom;

  ▪
  the other transactions described in "Prospectus Summary — Other Transactions"; and

  ▪
  the creation of certain tax assets in connection with this offering and the creation or acquisition of related liabilities in connection with the tax receivable agreements with the Founding Equityholder and certain other Virtu Members.

This table should be read in conjunction with "Use of Proceeds" in this prospectus supplement and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included in our quarterly report on Form 10-Q for the quarter ended March 31, 2018.

	As of March 31, 2018
(in thousands, except share data)	Actual	As-adjusted
Cash and cash equivalents	$637,308	$676,297

Long-term borrowings (including current portion)	1,121,464	1,121,464
Virtu Financial Inc. Stockholders' equity
Class A common stock, par value $0.00001 per share	1	1
Class B common stock, par value $0.00001 per share	—	—
Class C common stock, par value $0.00001 per share	—	—
Class D common stock, par value $0.00001 per share	1	1
Treasury stock	(25,485)	(25,485)
Additional paid-in capital	930,954	967,093
Retained earnings	90,242	90,242
Accumulated other comprehensive income (loss)	4,232	4,232

Total Virtu Financial Inc. stockholders' equity	999,945	1,036,084
Noncontrolling interest	458,530	458,530

Total equity	1,458,475	1,494,614

Total capitalization	2,579,939	2,616,078

MARKET PRICES AND DIVIDEND POLICY

Market Prices.    Our Class A common stock has been listed on NASDAQ under the symbol "VIRT." The following table sets forth for the periods indicated the high and low sale prices for our Class A common stock as reported by NASDAQ and the dividends paid per share of Class A Common Stock during such period:

	2016
	High	Low	Dividend per share of Class A common stock
First Quarter	$23.90	$19.76	$0.24
Second Quarter	$22.16	$17.19	$0.24
Third Quarter	$18.00	$14.97	$0.24
Fourth Quarter	$16.20	$12.55	$0.24

	2017
	High	Low	Dividend per share of Class A common stock
First Quarter	$19.07	$15.78	$0.24
Second Quarter	$18.30	$14.60	$0.24
Third Quarter	$18.15	$14.60	$0.24
Fourth Quarter	$18.50	$13.10	$0.24

	2018
	High	Low	Dividend per share of Class A common stock
First Quarter	$35.20	$17.97		$0.24
Second Quarter (through May 10, 2018)	$37.85	$29.55	$	N/A

The closing price of our Class A common stock on NASDAQ on May 10, 2018 was $29.55 per share.

Holders.    As of May 7, 2018, there are 51 stockholders of record of our Class A common stock, one of which was Cede & Co., a nominee for The Depository Trust Company. All of our Class A common stock held by brokerage firms, banks and other financial institutions as nominees for beneficial owners is considered to be held of record by Cede & Co., who is considered to be one stockholder of record. A substantially greater number of holders of our Class A common stock are "street name" or beneficial holders, whose shares of Class A common stock are held of record by banks, brokers and other financial institutions. Because such shares of Class A common stock are held on behalf of stockholders, and not by the stockholders directly, and because a stockholder can have multiple positions with different brokerage firms, banks and other financial institutions, we are unable to determine the total number of stockholders we have.

Dividend Policy.    Our board of directors has adopted a policy of returning excess cash to our stockholders. Subject to the sole discretion of our board of directors and the considerations discussed below, we intend to pay dividends that will annually equal, in the aggregate, at least 70% of our net income.

The Company intends to continue paying regular quarterly dividends to our Class A and Class B common stockholders and to holders of Restricted Stock Units, however, the payment of dividends will be subject to general economic and business conditions, including our financial condition, results of operations and cash flows, capital requirements, contractual restrictions, including restrictions contained in our credit agreement and the indenture governing our Notes, regulatory restrictions, business prospects and other factors that our board of directors considers relevant. The terms of the credit agreement and the indenture governing our Notes contain a number of covenants, including a restriction on our and our restricted subsidiaries' ability to pay dividends on, or make distributions in respect of, our equity interests.

Our board of directors periodically reviews the cash generated from our business and the capital expenditures required to finance our growth plans and determines whether to increase this regular dividend and/or declare and pay periodic special dividends to our stockholders. Any future determination to change the amount of dividends and/or declare special dividends will be at the discretion of our board of directors and will be dependent upon then-existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, including restrictions contained in our credit agreement, business prospects and other factors that our board of directors considers relevant.

We have funded our dividends from our portion of distributions made by Virtu Financial, from its available cash generation from operations. Because we are a holding company, we intend to continue funding any future dividends by causing Virtu Financial, in our capacity as its sole managing member, to make distributions to its equityholders, including the Founding Equityholder, the other Virtu Members and us.

Historically, Virtu Financial has regularly declared and paid distributions on its equity interests. See "Selling Stockholders — Relationships with Selling Stockholders."

SELLING STOCKHOLDERS

The following table and accompanying footnotes set forth, as of May 7, 2018, the following information regarding the selling stockholders:

  ▪
  the number and percentage of total outstanding shares of our Class A common stock beneficially owned by the selling stockholders prior to this offering;

  ▪
  the number of shares of our Class A common stock to be offered by the selling stockholders; and

  ▪
  the number and percentage of total outstanding shares of our Class A common stock to be beneficially owned by the selling stockholders after completion of this offering and the use of the net proceeds received by us therefrom.

The amounts and percentages of Class A common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. In addition, shares of our Class A common stock issuable pursuant to stock options, the exchange of Virtu Financial Units and corresponding shares of Class C common stock or the exchange of Virtu Financial Units and corresponding shares of Class D common stock (and the related conversion of shares of Class B common stock) are deemed outstanding for computing the percentage of persons holding such stock options or Virtu Financial Units and corresponding shares of Class C common stock or Class D common stock, as applicable, but are not outstanding for computing the percentage of any other person. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The amounts and percentages of Class A common stock beneficially owned immediately prior to the completion of this offering is based on 91,512,582 shares of Class A common stock outstanding as of May 7, 2018. Unless otherwise noted, the amounts and percentages of Class A common stock beneficially owned immediately after this offering assumes that the underwriters' option to purchase additional shares in this offering is not exercised.

Each of the selling stockholders shown on the table have furnished information with respect to its beneficial ownership.

Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Virtu Financial, Inc., 300 Vesey Street, New York, New York 10282.

	Class A Common Stock beneficially owned prior to this offering				Number of shares of Class A common stock sold in this offering	Class A Common Stock beneficially owned immediately following this offering, the use of the net proceeds received by us therefrom
	Number		Percentage		Number	Number		Percentage
Selling Stockholders
TJMT Holdings LLC(1)	93,973,939	(2)	51.0	%(2)	1,000,000	81,973,939	(3)	44.5	%(3)
Vincent Viola(1)(4)	93,973,939	(2)	51.0	%(2)	2,281,250	81,973,939	(3)	44.5	%(3)
Temasek Stockholders(5)	20,330,503		22.2%		3,000,000	17,330,503	(6)	16.9	%(6)

(1)
The Founding Equityholder is owned by trusts for the benefit of family members of Mr. Vincent Viola and Teresa Viola, Mr. Vincent Viola's wife. Teresa Viola and Michael T. Viola, Mr. Vincent Viola's son and one of our directors, share dispositive control and voting control over the shares held by the Founding Equityholder. By virtue of his relationship with Teresa Viola, Vincent Viola may be deemed to beneficially own the shares of Class A Common Stock beneficially owned by the Founding Equityholder.

(2)
Because of the relationships among the Founding Equityholder, Mr. Vincent Viola, Virtu Employee Holdco, Mr. Michael Viola and Mrs. Teresa Viola, each of them may be deemed, pursuant to Rule 13d-3 under the Act, to beneficially own (i) 11,029,102 shares of Class A common stock issuable upon the exchange of the 11,029,102 Virtu Financial Units and an equal number of shares of Class C common stock, each of which is held by Virtu Employee Holdco, for shares of Class A common stock, (ii) 79,610,490 shares of Class A common stock issuable upon (x) the exchange of the 79,610,490 Virtu Financial Units and an equal number of shares of Class D common stock, each of which is held by the Founding Equityholder, for shares of Class B common stock and (y) the conversion of such shares of Class B common stock into shares of Class A common stock), (iii) 1,000,000 shares of Class A common stock held by the Founding Equityholder (iv) 200,000 shares of Class A common stock held directly by Mr. Vincent Viola (v) 8,097 shares of Class A common stock held directly by Mr. Michael Viola and (vi) 2,126,250 shares of Class A common stock underlying vested and exercisable options or options becoming vested and exercisable within 60 days held by Mr. Vincent Viola and Mr. Michael Viola.

(3)
If the underwriters' option is exercised in full, after giving effect to the use of the net proceeds received by us from this offering and the other transactions described in "Prospectus Summary — Other Transactions" above, the Founding Equityholder, Mr. Vincent Viola, Virtu Employee Holdco, Mr. Michael Viola and Mrs. Teresa Viola, may each be deemed, pursuant to Rule 13d-3 under the Act, to beneficially own (i) 11,029,102 shares of Class A common stock issuable upon the exchange of the 11,029,102 Virtu Financial Units and an equal number of shares of Class C common stock, each of which is held by Virtu Employee Holdco, for shares of Class A common stock, (ii) 69,091,740 shares of Class A common stock issuable upon (x) the exchange of the 69,091,740 Virtu Financial Units and an equal number of shares of Class D common stock, each of which is held by the Founding Equityholder, for shares of Class B common stock and (y) the conversion of such shares of Class B common stock into shares of Class A common stock) (iii) 8,097 shares of Class A common stock held directly by Mr. Michael Viola and (iv) 45,000 shares of Class A common stock underlying vested and exercisable options or options becoming vested and exercisable within 60 days held by Mr. Michael Viola (or 43.5% of the outstanding shares of Class A common stock).

(4)
Mr. Vincent Viola is the manager of Virtu Employee Holdco, a vehicle that holds Virtu Financial Units on behalf of certain directors and key employees, and exercises dispositive control and voting control over the 11,029,102 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco (including both vested and unvested Virtu Financial Units and corresponding shares of Class C common stock). Mr. Vincent Viola disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(5)
Havelock is wholly owned by Fullerton Fund Investments Pte Ltd ("Fullerton") which is wholly owned by Temasek. Fullerton, through its ownership of Havelock, may be deemed to share voting and dispositive power over the 12,317,682 shares of Class A common stock directly owned by Havelock. Aranda is wholly owned by Seletar Investments Pte Ltd ("Seletar") which is wholly owned by Temasek Capital (Private) Limited ("Temasek Capital") which is wholly owned by Temasek. Seletar, through its ownership of Aranda, and Temasek Capital, through its ownership of Seletar, each may be deemed to share voting and dispositive power over the 8,012,821 shares of Class A common stock directly owned by Aranda. Temasek, through its ownership of Fullerton and Temasek Capital, may be deemed to share voting and dispositive power over the shares of Class A common stock beneficially owned or deemed to be beneficially owned by Fullerton, Havelock, Temasek Capital, Seletar and Aranda. The address of Temasek is 60B Orchard Road, #06 18 Tower 2, The Atrium@Orchard, Singapore 238891.

(6)
If the underwriters' option is exercised in full, after giving effect to the use of the net proceeds received by us from this offering and the other transactions described in "Prospectus Summary — Other Transactions" above, Temasek will beneficially own 16.2% of the outstanding shares of Class A common stock.

Relationships with Selling Stockholders

The selling stockholders include Mr. Vincent Viola, our Founder and Chairman Emeritus, the Founding Equityholder and Havelock.

We intend to purchase 8,718,750 (or 10,518,750 if the underwriters exercise their option to purchase additional shares in full) Virtu Financial Units and corresponding shares of Class D common stock from the Founding Equityholder using the net proceeds that we receive in this offering as described under "Use of Proceeds."

Amended and Restated Registration Rights Agreement

On April 15, 2015, prior to the consummation of the Company's initial public offering, the Company entered into a registration rights agreement with the Founding Equityholder, Havelock and certain direct or indirect or equityholders of the Company that granted the parties certain demand and registration rights. In connection with the Temasek Investment (as defined below), on April 20, 2017, the Company and the parties thereto executed the Amended and Restated Registration Rights Agreement to add the North Island Stockholder and Aranda as parties and provide them with similar registration rights as Havelock. The Amended and Restated Registration Rights Agreement became effective on July 20, 2017. The registration statement of which this prospectus supplement and the accompanying prospectus is a part was filed as a result of the exercise of registration rights by selling stockholders under the Amended and Restated Registration Rights Agreement.

Subject to several exceptions, including certain specified underwriter cutbacks and the Company's right to defer a demand registration under certain circumstances, the Founding Equityholder, the Temasek Stockholders and the North Island Stockholder may require that the Company register for public resale under the Securities Act all common stock of the Company constituting registrable securities that they request be registered at any time so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $50 million. Under the Amended and Restated Registration Rights Agreement, the Company is not obligated to effectuate more than seven demand registrations for the Founding Equityholder, more than four demand registrations for the North Island Stockholder or more than three demand registrations for the Temasek Stockholders. The Founding Equityholder, the Temasek Stockholders and the North Island Stockholder also have the right to require the Company to register the sale of the registrable securities held by them on Form S-3, subject to offering size and other restrictions. In addition, the Company is required to file a shelf registration statement for the registrable securities, and cause such shelf registration statement to become effective within one year after the closing of the Temasek Investment.

If the Founding Equityholder, the Temasek Stockholders or the North Island Stockholder make a request for registration, the non-requesting parties to the Amended and Restated Registration Rights Agreement are entitled to piggyback registration rights in connection with the request. If such request is for an underwritten offering, the piggyback registration rights are subject to underwriter cutback provisions. In addition, the parties to the Amended and Restated Registration Rights Agreement are entitled to piggyback registration rights with respect to any registration initiated by the Company or another stockholder, and if any such registration is in the form of an underwritten offering, such piggyback registration rights are subject to underwriter cutback provisions.

In connection with the registrations described above, the Company is required to indemnify any selling stockholders and the Company will bear all fees, costs and expenses (except underwriting commissions and discounts and fees and expenses of the selling stockholders and their internal and similar costs (other than the fees and expense of a single law firm representing the selling stockholders)). Pursuant to our Amended and Restated Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities and to pay certain expenses of the selling stockholders incurred in connection with the sale of Class A common stock in this offering, excluding underwriters' discounts and commissions.

Reorganization Agreement and Common Stock Subscription Agreement

In connection with the reorganization transactions completed in connection with our initial public offering, we entered into a reorganization agreement and related agreements with Virtu Financial, four of our wholly owned subsidiaries, and certain direct or indirect equityholders of Virtu Financial, including the Founding Equityholder and Havelock.

The table below sets forth the consideration in Virtu Financial Units, Class A common stock, Class B common stock, Class C common stock and Class D common stock received by the selling stockholders in the reorganization transactions:

	Virtu Financial Units Issued in the Reorganization Transactions	Class A Common Stock Issued in the Reorganization Transactions	Class B Common Stock Issued in the Reorganization Transactions	Class C Common Stock Issued in the Reorganization Transactions	Class D Common Stock Issued in the Reorganization Transactions
TJMT Holdings LLC	79,610,490	—	—	—	79,610,490
Havelock Fund Investments Pte Ltd	—	12,317,682	—	—	—

Amended and Restated Virtu Financial Limited Liability Company Agreement

In connection with the reorganization transactions preceding our initial public offering, we, Virtu Financial and each of the Original Virtu Members (including the Founding Equityholder and Havelock) entered into the Amended and Restated Virtu Financial LLC Agreement.

In accordance with the terms of the Amended and Restated Virtu Financial LLC Agreement, we operate our business through Virtu Financial and its subsidiaries. Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, so long as affiliates of Mr. Vincent Viola continue to own any Virtu Financial Units, shares of our Class A common stock or securities exchangeable or convertible into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Virtu Financial and its subsidiaries or own any assets other than securities of Virtu Financial and its subsidiaries and/or any cash or other property or assets distributed by or otherwise received from Virtu Financial and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Virtu Financial. As the sole managing member of Virtu Financial, we have control over all of the affairs and decision making of Virtu Financial. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Virtu Financial and the day to day management of Virtu Financial's business. We will fund any dividends to our stockholders by causing Virtu Financial to make distributions to its equityholders, including the Founding Equityholder, Virtu Employee Holdco, the Employee Trust and us, subject to the limitations imposed by our credit agreement and the indenture governing our Notes.

The holders of Virtu Financial Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Virtu Financial. Net profits and net losses of Virtu Financial are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of Virtu Financial Units, though certain non pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The Amended and Restated Virtu Financial LLC Agreement provides for cash distributions to the holders of Virtu Financial Units for purposes of funding their tax obligations in respect of the taxable income of Virtu Financial that is allocated to them. Generally, these tax distributions are computed based on Virtu Financial's estimate of the net taxable income of Virtu Financial allocable to each holder of Virtu Financial Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income).

The Amended and Restated Virtu Financial LLC Agreement provides that, except as otherwise determined by us, if at any time we issue a share of our Class A common stock or Class B common stock, other than pursuant to an issuance and distribution to holders of shares of our common stock of rights to purchase our equity securities under a "poison pill" or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Virtu Financial (unless such shares were issued by us solely to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase from a member of Virtu Financial of Virtu Financial Units (in which cash such net proceeds shall instead be transferred to the selling member as consideration for such purchase)) and Virtu Financial shall issue to us one Virtu Financial Unit. Similarly, except as otherwise determined by us, Virtu Financial will not issue any additional Virtu Financial Units to us unless we issue or sell an equal number of shares of our Class A common stock or Class B common stock. Conversely, if at any time any shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired, Virtu Financial will redeem, repurchase or otherwise acquire an equal number of Virtu Financial Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired. In addition, Virtu Financial will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Virtu Financial Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Virtu Financial Units.

Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, certain members of management of Virtu Financial, including Mr. Vincent Viola, are subject to non-compete and non-solicitation obligations until the third anniversary of the date on which such person ceases to be an officer, director or employee of ours.

Subject to certain exceptions, Virtu Financial will indemnify the Virtu Members against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Virtu Financial's business or affairs or the Amended and Restated Virtu Financial LLC Agreement or any related document.

Virtu Financial may be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) as determined by us. Upon dissolution, Virtu Financial will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Virtu Financial's liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested Virtu Financial Units (after giving effect to any obligations of Virtu Financial to make tax distributions).

Historically, Virtu Financial has regularly declared and paid distributions on its equity interests to its members, including the Company. During the years ended December 31, 2017, December 31, 2016 and December 31, 2015, Virtu Financial declared and paid $150.3 million, $224.5 million and $234.5 million, respectively, in cash distributions to its members (including our Founding Equityholder) in accordance with their ownership interests.

Exchange Agreement

At the closing of our initial public offering, we entered into an Exchange Agreement (the "Exchange Agreement") with Virtu Financial and each of the Original Virtu Members, pursuant to which they (or certain transferees thereof) have the right to exchange their Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, on a one for one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Upon exchange, each share of our Class C common stock or Class D common stock will be cancelled.

The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, takeover bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our stockholders and approved by our board of directors or is otherwise consented to or approved by our board of directors, the Virtu Members will be permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Virtu Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Virtu Members may participate in each such offer without being required to exchange Virtu Financial Units and shares of our Class C common stock or Class D common stock.

The Exchange Agreement also provides that, in the event of a merger, consolidation or other business combination involving us (unless, following such transaction, all or substantially all of the holders of the voting power of us prior to such transaction continue to hold a majority of the voting power of the surviving entity (or its parent) in substantially the same proportions as immediately prior to such transaction) is approved by our board of directors and consummated in accordance with applicable law, we may require that each of the Virtu Members exchange with us all of such Virtu Member's Virtu Financial Units and shares of our Class C common stock or Class D common stock, as applicable, for aggregate consideration for each Virtu Financial Unit and share of our Class C common stock or Class D common stock, as applicable, that is equivalent to the consideration payable in respect of each share of our Class A common stock in such transaction. Such Virtu Members are not required to participate in such a transaction that is tax-free for our stockholders unless the transaction is also tax-free for such Virtu Members as holders of Virtu Financial Units and shares of our Class C common stock or Class D common stock, as applicable.

Tax Receivable Agreements

In connection with the reorganization transactions, we acquired equity interests in Virtu Financial from certain affiliates of a former equityholder and Temasek, as a result of a series of transactions (the "Mergers"). We also used a portion of the net proceeds from our initial public offering and our offering of our Class A common stock that we completed in 2015 to purchase Virtu Financial Units and corresponding shares of common stock from certain direct or indirect equityholders of Virtu Financial. These purchases resulted in favorable tax basis adjustments to the assets of Virtu Financial that will be allocated to us and our subsidiaries. In addition, as described above, we intend to use the net proceeds from this offering to purchase Virtu Financial Units and corresponding shares of Class D common stock from the Founding Equityholder. Future acquisitions of interests in Virtu Financial are expected to produce favorable tax attributes. In addition, exchanges by certain direct or indirect equityholders of Virtu Financial of Virtu Financial Units and corresponding shares of Class C common stock or Class D common stock, as the case may be, for shares of our Class A common stock or Class B common stock, respectively, are expected to produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. Both the existing and anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

We entered into tax receivable agreements with certain direct or indirect equityholders of Virtu Financial, including one with the Founding Equityholder, Virtu Employee Holdco, the Employee Trust, certain management members and other post-initial public offering investors and another with affiliates of a former equityholder and Havelock that provide for the payment by us to certain direct or indirect equityholders of Virtu Financial (or their transferees of Virtu Financial Units or other assignees) of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in Virtu Financial's assets resulting from (a) the acquisition of equity interests in Virtu Financial from an affiliate of a former equityholder and Havelock in the reorganization transactions (which represents the unamortized portion of the increase in tax basis in Virtu Financial's assets resulting from a prior acquisition of interests in Virtu Financial by an affiliate of a former equityholder and Havelock, (b) the purchases of Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) from certain of certain direct or indirect equityholders of Virtu Financial using a portion of the net proceeds from our initial public offering or in any future offering, (c) exchanges by certain direct or indirect equityholders of Virtu Financial of Virtu Financial Units (together with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, or (d) payments under the tax receivable agreements, (ii) any net operating losses available to us as a result of the Mergers and (iii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreements.

The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, varies depending upon a number of factors, including the timing of exchanges by certain direct or indirect equityholders of Virtu Financial, the price of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreements constituting imputed interest.

The payments we are or will be required to make under the tax receivable agreements are expected to be substantial. The payments under the tax receivable agreements are not conditioned upon the certain direct or indirect equityholders of Virtu Financial's continued ownership of us.

In addition, although we are not aware of any issue that would cause the U.S. Internal Revenue Service (the "IRS") to challenge the tax basis increases or other benefits arising under the tax receivable agreements, certain direct or indirect equityholders of Virtu Financial (or their transferees or other assignees) will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to certain direct or indirect equityholders of Virtu Financial will be netted against future payments otherwise to be made under the tax receivable agreements, if any, after our determination of such excess. As a result, in such circumstances we could make payments to certain direct or indirect equityholders of Virtu Financial under the tax receivable agreements that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.

In addition, the tax receivable agreements provide that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor's obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the tax receivable agreements. As a result, upon a change of control, we could be required to make payments under a tax receivable agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.

In addition, the tax receivable agreements provide that in the case of a change in control of the Company, certain direct or indirect equityholders of Virtu Financial have the option to terminate the applicable tax receivable agreement, and we will be required to make a payment to such electing party in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.5% or LIBOR plus 100 basis points, which may differ from our, or a potential acquirer's, then-current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income. In these situations, our obligations under the tax receivable agreements could have a substantial negative impact on our, or a potential acquirer's, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreements may result in situations where certain direct or indirect equityholders of Virtu Financial have interests that differ from or are in addition to those of our other stockholders. In addition, we could be required to make payments under the tax receivable agreements that are substantial and in excess of our, or a potential acquirer's, actual cash savings in income tax.

We made our first payments under the tax receivable agreements in 2017. Havelock received $2.0 million.

Temasek Investment Agreement

In connection with financing the Acquisition, on April 20, 2017, the Company entered into an investment agreement (the "Temasek Investment Agreement") with Aranda pursuant to which the Company agreed to issue 8,012,821 shares of the Company's Class A common stock to Aranda at a price of $15.60 per share. Pursuant to the Temasek Investment Agreement, on July 20, 2017 the Company issued to Aranda 6,346,155 shares of Class A common stock for an aggregate purchase price of approximately $99.0 million. Additionally, on August 10, 2017, the Company issued an additional 1,666,666 shares of its Class A common stock to Aranda pursuant to the Temasek Investment Agreement, for an aggregate purchase price of $26.0 million (collectively, the "Temasek Investment").

The Temasek Investment Agreement provides that for so long as Aranda and its affiliates beneficially own at least 25% of its shares of Class A common stock held as of the closing of the Temasek Investment, Aranda is entitled to nominate one representative to serve as an observer on the Company's board of directors.

The Temasek Investment Agreement contains customary representations and warranties by the Company and Aranda, and the Company and Aranda have agreed to indemnify their counterparty for losses resulting from a breach of any representations, warranties or covenants by the other party. The Company has also agreed to indemnify Aranda and certain of its affiliates for losses to the extent (i) such parties are party to a claim as a result of their direct or indirect ownership of the shares of Class A common stock acquired in connection with the Temasek Investment and (ii) such claim is based on the Company's or its subsidiaries' (a) failure or alleged failure to comply with any Law (as defined in the Temasek Investment Agreement) or (b) ownership or the operation of its assets and properties or the operation or conduct of its business.

Stockholders Agreements

Prior to the consummation of our initial public offering, we entered into a Stockholders Agreement (the "Original Stockholders Agreement") with the Founding Equityholder and certain affiliates of a former equityholder.

The Original Stockholders Agreement provided for the reimbursement of Mr. Vincent Viola's, the Founding Equityholder's and certain affiliates of the former equityholder's out-of-pocket expenses incurred or accrued in connection with the reorganization transactions and our initial public offering (other than taxes and underwriting discounts and commissions), up to a maximum amount of $850,000 for Mr. Vincent Viola and the Founding Equityholder.

In connection with the reorganization transactions, we, Virtu Financial, two of our wholly owned subsidiaries, and Havelock entered into a merger agreement, which provides for the reimbursement of Temasek's out-of-pocket expenses incurred or accrued in connection with the reorganization transactions and our initial public offering (other than taxes and underwriting discounts and commissions), subject to an agreed upon cap. In April 2015, we reimbursed $350,000 to Havelock for out-of-pocket expenses incurred or accrued in connection with the reorganization transactions and our initial public offering.

In connection with entering into the Temasek Investment Agreement and an investment by the North Island Stockholder, on April 20, 2017, the Company entered into a Stockholders Agreement (the "Existing Stockholders Agreement") with the Founding Equityholder, Aranda, Havelock and the North Island Stockholder. The Existing Stockholders Agreement became effective on July 20, 2017. The Existing Stockholders Agreement grants the Temasek Stockholders tag along rights, subject to customary exceptions, in connection with a transfer of shares by the Founding Equityholder that are subject to cutback provisions on a pro rata basis (in each case calculated based on a fully exchanged and converted to Class A common stock basis).

Indemnification Agreements

We entered into an indemnification agreement with each of our executive officers and directors (including Mr. Vincent Viola) that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Other Transactions

The Company conducts securities lending transactions with Industrial and Commercial Bank of China ("ICBC"), in which Temasek and its affiliates have a minority interest. As of March 31, 2018, the Company had a securities loaned contract of $0.7 million with ICBC. The Company had borrowed contract of $23.1 million and a securities loaned contract of $1.1 million with ICBC as of December 31, 2017.

In the ordinary course of business, we purchase telecommunications services from Singapore Telecommunications Limited ("Singtel"). Temasek and its affiliates have a significant ownership interest in Singtel. During the years ended December 31, 2017, December 31, 2016 and December 31, 2015, we paid $0.1 million, $0.2 million and $0.1 million, respectively, to Singtel for these purchases. In addition, in the ordinary course of business, we purchase telecommunications and Internet services from Level 3 Communications, Inc. ("Level 3 Communications"). Level 3 Communications is a wholly owned subsidiary of CenturyLink, Inc. in which Temasek and its affiliates have a minority ownership interest. During the years ended December 31, 2017 and December 31, 2016, we paid $2.5 million and $2.4 million, respectively, to Level 3 Communications for these purchases. For the three months ended March 31, 2018 and 2017, we paid $0.7 million and $0.7 million, respectively, to Level 3 for these services.

We purchase and lease computer equipment and maintenance and support from affiliates of Dell Inc. ("Dell"). Dell is a wholly owned subsidiary of Denali Holdings Inc., in which Temasek and its affiliates have a minority ownership interest. During the year ended December 31, 2017, we paid $2.5 million to Dell for these purchases and leases. For the three months ended March 31, 2018 and 2017, we paid $0.6 million and $0.8 million, respectively, to Dell for these purchases and leases.

We purchase market data and software licenses from affiliates of IHS Markit Limited ("Markit"). Temasek and its affiliates have a minority ownership interest in Markit. For the three months ended March 31, 2018, we paid $0.4 million to Markit for these services.

We previously employed Michael T. Viola, the son of our Founder and Chairman Emeritus, as a trader. Michael T. Viola became a member of our board of directors in April 2016. We paid Mr. Michael T. Viola approximately $0.8 million in compensation for the year ended December 31, 2015. Michael T. Viola was also granted 60,000 stock options with respect to shares of our Class A common stock under the 2015 Management Incentive Plan.

Additionally, in 2015 we entered into a sublease arrangement with an affiliate of Mr. Michael T. Viola for office space no longer used for our business. During the years ended December 31, 2016 and ended December 31, 2015, we received $0.2 million and $0.1 million, respectively, in consideration for the sublease.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax consequences of the ownership and disposition of shares to a Non-U.S. Holder, as defined below:

Non-U.S. Holders

This summary assumes that our Class A common stock is held as a capital asset (generally, for investment). For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our Class A common stock that is treated for U.S. federal tax purposes as:

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  a non-resident alien individual;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of a jurisdiction other than the U.S. or any state or political subdivision thereof;

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  an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, other than a trust that (i) is subject to the primary supervision of a court within the U.S. and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a Non-U.S. Holder does not include a partnership (including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes). If a partnership or other pass-through entity is a beneficial owner of our Class A common stock, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a pass-through entity that acquires our Class A common stock, you should consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of our Class A common stock. Also, it is important to note that the rules for determining whether an individual is a non-resident alien for income tax purposes differ from those applicable for estate tax purposes.

This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to a Non-U.S. Holder in light of its particular circumstances or to Non-U.S. Holders that may be subject to special treatment under U.S. federal tax laws. Furthermore, this summary does not address estate and gift tax consequences, the Medicare contribution or net investment tax or tax consequences under any state, local or foreign laws.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. judicial decisions, administrative pronouncements and existing and proposed U.S. Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our Class A common stock and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Class A common stock.

Distributions

Distributions of cash or property that we pay, in respect of our Class A common stock, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Except as described below under "— U.S. Trade or Business Income," a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Class A common stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of the Non-U.S. Holder's tax basis in our Class A common stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which a Non-U.S. Holder holds our Class A common stock elects) otherwise, we (or the intermediary) must generally withhold on the entire distribution, in which case the Non-U.S. Holder would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN (or IRS Form W-8BEN-E or successor form) certifying such stockholder's entitlement to benefits under the treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, the Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding possible entitlement to benefits under an income tax treaty.

Sale, Exchange or Other Taxable Disposition of our Class A Common Stock

Except as described below under "— Information Reporting and Backup Withholding Tax," and "— FATCA," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, in respect of any gain on a sale, exchange or other disposition of our Class A common stock, unless:

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  the gain is U.S. trade or business income, in which case, such gain will be taxed as described in "— U.S. Trade or Business Income," below;

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  the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case, the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

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  we are or have been a "U.S. real property holding corporation" (a "USRPHC") under Section 897 of the Code at any time during the period (the "applicable period") that is the shorter of the five-year period ending on the date of the disposition and the Non-US. Holder's holding period for our Class A common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income.

In general, a corporation is a USRPHC if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income under Section 897 of the Code if a Non-U.S. Holder's holdings (direct and indirect) at all times during the applicable period constituted 5% or less of our Class A common stock; provided that our Class A common stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Class A common stock will be considered to be "U.S. trade or business income" if (A) (i) such income or gain is effectively connected with the conduct of a trade or business within the U.S. by the

Non-U.S. Holder and (ii) if the Non-U.S. Holder is eligible for the benefits of an income tax treaty with the U.S., such income or gain is attributable to a permanent establishment (or, in the case of an individual, a fixed base) that the Non-U.S. Holder maintains in the U.S. or (B) we are or have been a USRPHC at any time during the applicable period (subject to the exception set forth above in the second paragraph of "— Sale, Exchange or Other Taxable Disposition of our Class A Common Stock"). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided certain certification and disclosure requirements are satisfied, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, such income is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (in the same manner as a U.S. person). Any U.S. trade or business income received by a foreign corporation may also be subject to a "branch profits tax" at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding Tax

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to a Non-U.S. Holder of our Class A common stock will generally be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN (or IRS Form W-8BEN-E or successor form) or otherwise establishes an exemption and the applicable withholding agent does not have actual knowledge or reason to know that the stockholder is a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our Class A common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless the stockholder certifies as to such stockholder's non-U.S. status under penalties of perjury or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Class A common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the U.S. (a "U.S.-related financial intermediary"). In the case of the payment of proceeds from the disposition of our Class A common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S.-related financial intermediary, the U.S. Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the beneficial owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Holders of our Class A common stock are urged to consult their tax advisor on the application of information reporting and backup withholding in light of their particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be refunded or credited against such stockholder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to the Foreign Account Tax Compliance Act, or "FATCA," foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any "withholdable payments." For this purpose, withholdable payments include generally U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale or other disposition of any equity or debt instruments of U.S. issuers. An intergovernmental agreement between the U.S. and applicable foreign country may modify these requirements. The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Administrative guidance from the IRS defers this withholding obligation until January 1, 2019 for gross proceeds from dispositions of U.S. common stock.

Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated May 10, 2018, among us, the selling stockholders and Jefferies LLC and Morgan Stanley & Co. LLC, as the representatives of the underwriters named below, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholders, the respective number of shares of Class A common stock shown opposite its name below:

Underwriters	Number of Shares
Jefferies LLC	5,775,000
Morgan Stanley & Co. LLC	5,775,000
Sandler O'Neill & Partners, L.P.	3,000,000
BMO Capital Markets Corp.	450,000

Total	15,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of Class A common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We and the selling stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the shares of Class A common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the shares of Class A common stock, that you will be able to sell any of the shares of Class A common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares of Class A common stock from us and the selling stockholders and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of Class A common stock to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.504 per share of Class A common stock. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we and the selling stockholders are to pay the underwriters and the proceeds, before expenses, to us and the selling stockholders in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$28.00	$28.00	$420,000,000	$483,000,000
Underwriting discounts and commissions paid by us	$0.84	$0.84	$7,323,750	$8,835,750
Proceeds to us, before expenses	$27.16	$27.16	$236,801,250	$285,689,250
Underwriting discounts and commissions paid by the selling stockholders	$0.84	$0.84	$5,276,250	$5,654,250
Proceeds to the selling stockholders, before expenses	$27.16	$27.16	$170,598,750	$182,820,750

Pursuant to our Amended and Restated Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities and to pay certain expenses of the selling stockholders incurred in connection with the sale of Class A common stock in this offering, excluding underwriters' discounts and commissions. We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $600,000.

Option to Purchase Additional Shares

We and one of the selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 1,800,000 shares from us and 450,000 shares from such selling stockholders at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter's initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our directors and executive officers, the selling stockholders and certain of our equityholders have agreed with the underwriters, subject to specified exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock (including Virtu Financial Units) during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives.

The restrictions described in the paragraph above do not apply, subject to various conditions (including, in certain cases, no filing requirements (other than certain filings on Form 5) and the transfer of the lock-up restrictions), to:

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  transfers as a bona fide gift, gifts or charitable contribution;

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  transfers to any beneficiary or immediate family member of the securityholder or any trust, limited liability company, partnership or corporation for the direct or indirect benefit of the securityholder or the immediate family of the securityholder;

  ▪
  transfers to any beneficiary of or estate of a beneficiary of the securityholder pursuant to a trust, will or other testamentary document or applicable laws of descent;

  ▪
  transfers to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the securityholder and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the securityholder and/or its affiliates;

  ▪
  transfers from certain lock-up parties to certain other lock-up parties;

  ▪
  exercises of options to the extent the securities acquired upon exercise are sold in this offering;

  ▪
  exercises of warrants, conversions of convertible securities, exercises of options granted pursuant to our or our affiliates' stock option/incentive plans or otherwise outstanding on the date of this prospectus supplement;

  ▪
  the sale by Mr. Douglas A. Cifu or Mr. Joseph Molluso of up to 392,116 or 88,303 shares, respectively, of Class A common stock or securities convertible into or exchangeable or exercisable for common stock, pursuant to a 10b5-1 trading plan in existence prior to the consummation of this offering;

  ▪
  the sale by each of our directors, excluding Mr. Vincent Viola and Mr. Michael Viola, of up to an aggregate, with respect to such director, of 10,000 shares of Class A Common Stock;

  ▪
  if the securityholder is a corporation, partnership, limited liability company or other entity, (i) transfers to another corporation, partnership, limited liability company or other entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the securityholder or (ii) distributions to equity holders (including, without limitation, general or limited partners, members, stockholders or affiliates) of the securityholder (including upon the liquidation and dissolution of the securityholder pursuant to a plan of liquidation approved by the securityholder's equity holders);

  ▪
  if the securityholder is a trust, transfers to a grantor or beneficiary of the trust;

  ▪
  if the securityholder is an individual, transfers to any corporation, partnership, limited liability company or other entity that is wholly-owned by the securityholder and/or by members of the securityholder's immediate family;

  ▪
  exchanges of Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, pursuant to the exchange agreement entered into as part of the reorganization transactions;

  ▪
  the redemption by us, Virtu Financial or one of our affiliates of (i) securities held by or on behalf of an employee in connection with the termination of such employee's employment or (ii) involuntarily transferred securities, in each case, in accordance with the Amended and Restated Virtu Financial LLC Agreement or the limited liability company agreements of Virtu Employee Holdco LLC;

  ▪
  the repurchase of securities by us pursuant to an employee benefit plan described in this prospectus supplement or the accompanying prospectus or pursuant to the agreements pursuant to which such securities were issued;

  ▪
  any shares of our Class A common stock acquired by a securityholder (i) in the open market after the completion of this offering or (ii) from the underwriters in this offering;

  ▪
  any transfer or sale of securities by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; and

  ▪
  dispositions of securities to a bona fide third party pursuant to a tender or exchange offer or any other transaction, including, without limitation, a merger, consolidation or other business combination involving a change in control of the Company, that, in each case, has been approved by our board of directors (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the securityholder may agree to transfer, sell, tender or otherwise dispose of the securityholder's securities in connection with any such transaction, or vote any of the securityholder's securities in favor of any such transaction), provided that all of the securities not so transferred, sold, tendered or otherwise disposed of remain subject to the lock-up agreement and also provided that as a condition of such transfer, sale, tender or other disposition, if such tender offer or other transaction is not completed, such securities will remain subject to the lock-up restrictions.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares of our Class A common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

"Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of our Class A common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our Class A common stock or purchasing shares of our Class A common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

"Naked" short sales are sales in excess of the option to purchase additional shares of our Class A common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of our Class A common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the shares of our Class A common stock. A syndicate covering transaction is the bid for or the purchase of shares of our Class A common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Class A common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

None of we, the selling stockholders or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our Class A common stock on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our Class A common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our Class A common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In particular, certain of the underwriters or their respective affiliates are currently lenders under our senior secured credit facility and broker-dealer credit facilities, as the case may be, for which they receive, or are expected to receive, customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Class A common stock offered hereby. Any such short positions could adversely affect future trading prices of the Class A common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, NYSE, in the over-the-counter market or otherwise.

We and the selling stockholders have severally agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Selling Restrictions

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities &

Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

A. You confirm and warrant that you are either:

    a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

    a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

    a person associated with the Company under Section 708(12) of the Corporations Act; or

    a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

B. You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

(A)  Resale Restrictions

The distribution of shares of our Class A common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we and the selling stockholders prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares of our Class A common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B)  Representations of Canadian Purchasers

By purchasing shares of our Class A common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us, the selling stockholders and the dealer from whom the purchase confirmation is received that:

  ▪
  the purchaser is entitled under applicable provincial securities laws to purchase the shares of our Class A common stock without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106 — Prospectus Exemptions,

  ▪
  the purchaser is a "permitted client" as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

  ▪
  where required by law, the purchaser is purchasing as principal and not as agent, and

  ▪
  the purchaser has reviewed the text above under Resale Restrictions.

(C)  Conflicts of Interest

Canadian purchasers are hereby notified that Jefferies LLC, Morgan Stanley & Co. LLC, Sandler O'Neill & Partners, L.P. and BMO Capital Markets Corp. are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D)  Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

(E)  Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein and the selling stockholders may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F)  Taxation and Eligibility for Investment

Canadian purchasers of shares of our Class A common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of our Class A common stock in their particular circumstances and about the eligibility of the shares of our Class A common stock for investment by the purchaser under relevant Canadian legislation.

European Economic Area

MiFID II Product Governance

Any distributor subject to MiFID II that is offering, selling or recommending the shares of our Class A common stock is responsible for undertaking its own target market assessment in respect of the shares of our Class A common stock and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593 ("Delegated Directive"). Neither we, the selling stockholders, nor the underwriters make any representations or warranties as to a distributor's compliance with the Delegated Directive.

This prospectus supplement has been prepared on the basis that any offer of shares of Class A common stock in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of Class A common stock. Accordingly any person making or intending to make an offer in that Member State of shares of Class A common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither of the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of Class A common stock in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer. Neither of the Company, the selling stockholders, nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of Class A common stock through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the shares of Class A common stock contemplated in this prospectus supplement.

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer to the public of any shares of our Class A common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of our Class A common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  (b)  to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

  (c)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our Class A common stock shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of shares of our Class A common stock to the public" in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe to the shares of our Class A common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong ("CO") or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares of our Class A common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

    (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

    (ii)  where no consideration is or will be given for the transfer;

    (iii)  where the transfer is by operation of law;

    (iv)  as specified in Section 276(7) of the SFA; or

    (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the Class A common stock offered by this prospectus supplement and the accompanying prospectus for us. Davis Polk & Wardwell LLP, New York, New York will pass upon certain legal matters in connection with the offering for the underwriters. Shearman & Sterling LLP will pass upon certain legal matters in connection with the offering for Havelock.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of KCG as of December 31, 2016 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

In this prospectus supplement and the accompanying prospectus, we "incorporate by reference" certain information that is filed with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:

  ▪
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 13, 2018;

  ▪
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 7, 2018;

  ▪
  Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2018 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  ▪
  Our Current Reports on Form 8-K filed with the SEC on January 8, 2018 and May 4, 2018; and

  ▪
  The description of our Class A common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on April 16, 2015, and any amendments or reports filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from the date of this prospectus supplement until the completion of the offering under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on or accessible through our website (http://www.virtu.com) is not incorporated into this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under "Where You Can Find More Information" or, at no cost, by writing or telephoning the Company at the following address:

Virtu Financial, Inc.
Attn: Investor Relations
300 Vesey Street
New York, New York 10282
E-mail: investor_relations@virtu.com
Telephone: (212) 418-0100

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, if applicable, and any free writing prospectus that we authorize. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus supplement and the accompanying prospectus, or any free writing prospectus that we authorize. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus and, if applicable, any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC's website at http://www.sec.gov. You can also read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

As permitted by SEC rules, this prospectus supplement and the accompanying prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website or at its public reference room.

PROSPECTUS

Virtu Financial, Inc.

Debt Securities
Preferred Stock
Class A Common Stock
Depositary Shares
Warrants
Purchase Contracts
Units

        This prospectus contains a general description of the securities that we or selling stockholders may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read this prospectus and any supplement carefully before you invest.

        The securities may be issued by Virtu Financial, Inc. In addition, selling stockholders named in a prospectus supplement may offer, from time to time and in one or more offerings, shares of Class A common stock.

        Our shares of Class A common stock are listed on The NASDAQ Stock Market LLC ("NASDAQ") under the symbol "VIRT."

        Investing in our securities involves risks that are referenced under the caption "Risk Factors" on page 7 of this prospectus. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 4, 2018.

i

ABOUT THIS PROSPECTUS

        To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading "Where You Can Find More Information" for information on us and the business conducted by us.

        This prospectus is part of a registration statement on Form S-3 that Virtu Financial, Inc., a Delaware corporation, which is also referred to as the "Company," "we," "us," and "our," has filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration procedure. Under this procedure, we may offer and sell from time to time, any of the following, in one or more series, which we refer to in this prospectus as the "securities:"

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  debt securities,

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  preferred stock,

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  Class A common stock,

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  depositary shares,

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  warrants,

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  purchase contracts, and

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  units.

        In addition, under this procedure, selling stockholders may offer and sell, from time to time in one or more offerings, shares of our Class A common stock.

        The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, or selling stockholders offer and sell shares of Class A common stock, we or selling stockholders will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

        We and selling stockholders may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or selling stockholders directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we or selling stockholders, directly or through agents, solicit offers to purchase the securities, we, selling stockholders and our and their agents reserve the sole right to accept and to reject, in whole or in part, any offer.

        The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us, or any selling stockholders, as applicable.

        Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the "Securities Act."

 INCORPORATION BY REFERENCE

        In this prospectus, we "incorporate by reference" certain information that is filed with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 13, 2018;

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  Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2018 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

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  Our Current Reports on Form 8-K filed with the SEC on January 8, 2018 and May 4, 2018; and

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  The description of our Class A common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on April 16, 2015, and any amendments or reports filed for the purpose of updating that description.

        All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.virtu.com) is not incorporated into this prospectus.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under "Where You Can Find More Information" or, at no cost, by writing or telephoning the Company at the following address:

Virtu Financial, Inc.
Attn: Investor Relations
300 Vesey Street
New York, New York 10282
E-mail: investor_relations@virtu.com
Telephone: (212) 418-0100

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize, any pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC's website at http://www.sec.gov. You can also read and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

        As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website or at its Public Reference Room.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        Certain information included in this prospectus or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) includes forward-looking statements, which involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and potential acquisitions. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," "project" or, in each case, their negative, or other variations or comparable terminology and expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus and any accompanying prospectus supplement, you should understand that these statements are not guarantees of performance or results and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus or any applicable prospectus supplement.

        By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the forward-looking statements contained in this prospectus and any accompanying prospectus supplement are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those made in or suggested by such forward-looking statements, including but not limited to:

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  reduced levels of overall trading activity;

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  dependence upon trading counterparties and clearing houses performing their obligations to us;

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  failures of our customized trading platform;

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  risks inherent to the electronic market making business and trading generally;

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  increased competition in market making activities and execution services;

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  dependence on continued access to sources of liquidity;

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  risks associated with self-clearing and other operational elements of our business;

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  compliance with laws and regulations, including those specific to our industry;

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  obligations to comply with applicable regulatory capital requirements;

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  litigation or other legal and regulatory-based liabilities;

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  proposed legislation that would impose taxes on certain financial transactions in the European Union, the U.S. and other jurisdictions;

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  obligations to comply with laws and regulations applicable to our international operations;

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  enhanced media and regulatory scrutiny and its impact upon public perception of us or of companies in our industry;

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  need to maintain and continue developing proprietary technologies;

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  failure to maintain system security or otherwise maintain confidential and proprietary information;

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  the effect of the all-cash acquisition (the "Acquisition") of KCG Holdings, Inc. ("KCG") on existing business relationships, operating results, and ongoing business operations generally;

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  the significant costs and significant indebtedness that we incurred in connection with the Acquisition of KCG, and the integration of KCG into our business;

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  the risk that we may encounter significant difficulties or delays in integrating the two businesses and that the anticipated benefits, costs savings and synergies or capital release may not be achieved;

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  the assumption of potential liabilities relating to KCG's business;

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  capacity constraints, system failures, and delays;

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  dependence on third party infrastructure or systems;

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  use of open source software;

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  failure to protect or enforce our intellectual property rights in our proprietary technology;

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  risks associated with international operations and expansion, including failed acquisitions or dispositions;

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  the effects of and changes in economic conditions (such as volatility in the financial markets, inflation, monetary conditions and foreign currency and exchange rate fluctuations, foreign currency controls and/or government mandated pricing controls, as well as in trade, monetary, fiscal and tax policies in international markets) and political conditions (such as military actions and terrorist activities);

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  risks associated with potential growth and associated corporate actions;

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  inability to access, or delay in accessing the capital markets to sell shares or raise additional capital;

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  loss of key executives and failure to recruit and retain qualified personnel; and

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  risks associated with losing access to a significant exchange or other trading venue.

        We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, current reports on Form 8-K and our proxy statement.

        We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus.

 THE COMPANY

        We are a leading financial services firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying execution services and competitive liquidity in over 25,000 securities and other financial instruments, on over 235 venues, in 36 countries worldwide while at the same time earning attractive margins and returns.

        For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see "Where You Can Find More Information."

        Our principal executive office is located at 300 Vesey Street, New York, New York 10282.

 RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in any applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in the Form 10-K for the year ended December 31, 2017, which are incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The ratio of earnings to fixed charges for Virtu Financial, Inc. is set forth below for the periods indicated.

        For purposes of computing the ratio of earnings to fixed charges, earnings were calculated by adding:

  (i)
  Income before income taxes and noncontrolling interest and

  (ii)
  Financing interest expense on long-term borrowings.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	2.8x	7.3x	8.4x	7.3x	8.6x

        We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

 USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, debt repayment, purchase of common equity interests in Virtu Financial, LLC (and related shares of our Class C common stock or Class D common stock), working capital and capital expenditures.

        We will not receive any proceeds from the resale of our Class A common stock by selling stockholders.

DESCRIPTION OF THE DEBT SECURITIES

General

        The following description of the terms of our senior debt securities and subordinated debt securities (together, the "debt securities") sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

        Our debt securities may be issued from time to time in one or more series. The senior debt securities will be issued from time to time in series under an indenture to be entered into by us and US Bank National Association, as Senior Indenture Trustee (as amended or supplemented from time to time, the "senior indenture"). The subordinated debt securities will be issued from time to time under a subordinated indenture to be entered into by us and US Bank National Association, as Subordinated Indenture Trustee (the "subordinated indenture" and, together with the senior indenture, the "indentures"). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the "Trustee." The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption "Ranking and Subordination—Subordination." In general, however, if we declare bankruptcy, holders of senior debt securities will be paid in full before holders of subordinated debt securities will receive anything.

        The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, each of which is incorporated by reference as an exhibit or filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

        The indentures do not limit the amount of debt securities that may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

        The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

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  the designation and issue date of the debt securities;

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  the date or dates on which the principal of the debt securities is payable;

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  the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest;

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  the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

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  any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

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  the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which and the terms and conditions upon which the debt securities may be redeemed at the Company's option or the option of the holder of such debt securities (a "Holder");

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  the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a Holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

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  if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

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  provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the Holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company's Class A common stock or other securities and, if such debt securities are convertible into the Company's Class A common stock or other Marketable Securities (as defined in the indentures), the conversion price;

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  if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

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  if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a Holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

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  if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

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  provisions, if any, related to the exchange of the debt securities, at the option of the Holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

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  the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section "—Events of Default, Notice and Waiver" below;

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  whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

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  with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

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  any other specific terms.

        We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing Holders of securities of that series.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

        Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to Holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

        Unless otherwise set forth in the prospectus supplement, interest on outstanding debt securities will be paid to Holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Ranking and Subordination

  Ranking

        The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. The subordinated debt securities will be our unsecured, subordinated obligations.

        The debt securities will effectively rank junior in right of payment to any of our existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our subsidiaries. The indentures do not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our subsidiaries.

  Subordination

        If issued, the indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, Holders of our subordinated debt securities may receive less, ratably, than Holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "Senior Indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

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  all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

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  all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

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  all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours to which we are a party, including Indebtedness For Borrowed Money, constitute Senior Indebtedness for purposes of the subordinated indenture.

        Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

Certain Covenants

  Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

        The indentures provide that we will not consolidate with or merge into any other Person or convey or transfer our properties and assets substantially as an entirety to any Person, unless:

          (1)   the Person formed by such consolidation or into which our company is merged or the Person which acquires by conveyance or transfer the properties and assets of our company substantially as an entirety shall be organized and existing under the laws of the United States of America or any state of the United States or the District of Columbia, and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of our company to be performed or observed;

          (2)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

          (3)   we have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

        Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of our company substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which our company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of our company under the applicable indenture with the same effect as if such successor had been named as our company in the applicable indenture. In the event of any such conveyance or transfer, our company, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

        Subject to the foregoing, the indentures and the debt securities do not contain any covenants or other provisions designed to afford Holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our company.

        Any additional covenants of our company pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Certain Definitions

        The following are certain of the terms defined in the indentures:

        "Consolidated Net Worth" means, with respect to any Person, at the date of any determination, the consolidated stockholders' or owners' equity of the holders of capital stock or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.

        "GAAP" means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

        "Indebtedness For Borrowed Money" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

        "Material Subsidiary" means any Person that is a Subsidiary if, at the end of the most recent fiscal quarter of our company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Person held by us and our other Subsidiaries exceeded 10% of our Consolidated Net Worth.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Subsidiary" means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

        If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on or after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we must also pay accrued and unpaid interest, if any, up to the date of redemption on such debt securities.

Satisfaction and Discharge

        Each indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities of a series, when:

          (1)   Either:

            (a)   all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

            (b)   all of the applicable series of debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount in the required currency sufficient to pay and discharge the entire Indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit or to the stated maturity or redemption date, as the case may be;

          (2)   we have paid all other sums payable under the indenture by us with regard to the debt securities of such series; and

          (3)   we have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Defeasance

        Each indenture provides that we, at our option:

          (a)   will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust), or

          (b)   need not comply with the covenants described above under "—Certain Covenants," and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

        To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a Discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.

        In addition, we are required to deliver to the Trustee an Officers' Certificate stating that such deposit was not made by us with the intent of preferring the Holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

        Each indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the Holders of 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

        "Events of Default" in respect of any series are defined in the indentures as being:

  •
  default for 30 days in payment of any interest installment with respect to such series;

  •
  default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

  •
  default for 90 days after written notice to us by the Trustee thereunder or by Holders of 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

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  certain events of bankruptcy, insolvency and reorganization with respect to us or any Material Subsidiary of ours which is organized under the laws of the United States or any political subdivision thereof or the entry of an order ordering the winding up or liquidation of our affairs.

        Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

        Each indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the Holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the debt securities of such series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series. Each indenture contains provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the Holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of Holders of such debt securities.

        Each indenture provides that the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

        In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the Holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

        Each indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

        We and the Trustee may, without the consent of the Holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

          (1)   to evidence the succession of another Person to us and the assumption by such successor of our company's obligations under the applicable indenture and the debt securities of any series;

          (2)   to add to the covenants of our company, or to surrender any rights or powers of our company, for the benefit of the Holders of debt securities of any or all series issued under such indenture;

          (3)   to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture or to conform the text of the indenture or the debt securities to this description of notes or the description of notes in an applicable prospectus supplement;

          (4)   to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or "the Act," excluding the provisions referred to in Section 316(a)(2) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

          (5)   to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the Holders of debt securities;

          (6)   to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

          (7)   to provide any additional Events of Default;

          (8)   to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

          (9)   to provide for the terms and conditions of converting those debt securities that are convertible into Class A common stock or another such similar security;

          (10) to secure any series of debt securities pursuant to the applicable indenture's limitation on liens;

          (11) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act or to comply with the rules of any applicable securities depository; and

          (12) to make any other change that does not adversely affect the rights of the Holders of the debt securities.

        No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of debt securities of any series issued under the same indenture in any material respect.

        Each indenture contains provisions permitting us and the Trustee under such indenture, with the consent of the Holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the Holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the Holders of affected debt securities, among other things:

          (1)   change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

          (2)   reduce the percentage in principal amount of any such debt securities the consent of whose Holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

          (3)   modify any of the provisions of the applicable indenture related to (i) the requirement that the Holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of Holders required to make such amendments or grant such waivers; or

          (4)   impair or adversely affect the right of any Holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

        In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the Holders of any series of subordinated debt securities without the consent of each Holder of subordinated debt securities that would be adversely affected.

        Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

The Trustee

        US Bank National Association is the Trustee under each indenture. The Trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

Governing Law

        The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

        We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

        We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account Holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        We and the Trustee will treat the depositary or its nominee as the sole owner or Holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or Holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF THE CAPITAL STOCK

Capital Stock

        Our amended and restated certificate of incorporation authorizes 1,000,000,000 shares of Class A common stock, par value $0.00001 per share, 175,000,000 shares of Class B common stock, par value $0.00001 per share, 90,000,000 shares of Class C common stock, par value $0.00001 per share, 175,000,000 shares of Class D common stock, par value $0.00001 per share, and 50,000,000 shares of preferred stock, par value $0.00001 per share.

        As of May 4, 2018, we had outstanding 91,512,582 shares of Class A common stock, 17,043,963 shares of Class C common stock and 79,610,490 shares of Class D common stock. As of March 13, 2018, we had no shares of Class B common stock and no shares of our preferred stock outstanding.

Common Stock

  Voting

        The holders of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except (i) as required by applicable law or (ii) any amendment (including by merger, consolidation, reorganization or similar event) to our certificate of incorporation that would affect the rights of the Class A common stock and the Class C common stock in a manner that is disproportionately adverse as compared to the Class B common stock or Class D common stock, or vice versa, in which case the holders of Class A common stock and Class C common stock or the holders of Class B common stock and Class D common stock, as applicable, shall vote together as a class.

        Holders of our Class A common stock and Class C common stock are entitled to one vote on all matters submitted to stockholders for their vote or approval. Holders of our Class B common stock and Class D common stock are entitled to ten votes on all matters submitted to stockholders for their vote or approval.

        TJMT Holdings LLC (the "Founder Member"), an affiliate of Mr. Vincent Viola, our Founder and Chairman Emeritus, controls approximately 89.4% of the combined voting power of our common stock as a result of its ownership of our Class D common stock. Accordingly, the Founder Member controls our business policies and affairs and can control any action requiring the general approval of our stockholders, including the election of our board or directors, the adoption of amendments to our certificate of incorporation and by-laws and the approval of any merger or sale of substantially all of our assets. The Founder Member will continue to have such control as long as it owns at least 25% of our issued and outstanding common stock. This concentration of ownership and voting power may also delay, defer or even prevent an acquisition by a third party or other change of control of our Company and may make some transactions more difficult or impossible without the support of the Founder Member, even if such events are in the best interests of minority stockholders.

  Dividends

        The holders of Class A common stock and Class B common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Under our amended and restated certificate of incorporation, dividends may not be declared or paid in respect of Class B common stock unless they are declared or paid in the same amount in respect of Class A common stock, and vice versa. With respect to stock dividends, holders of Class B common stock must receive Class B common stock while holders of Class A common stock must receive Class A common stock.

        The holders of our Class C common stock and Class D common stock do not have any right to receive dividends other than dividends consisting of shares of our (i) Class C common stock, paid proportionally with respect to each outstanding share of our Class C common stock, and (ii) Class D common stock, paid proportionally with respect to each outstanding share of our Class D common stock, in each case in connection with stock dividends.

  Merger, Consolidation, Tender or Exchange Offer

        The holders of Class B common stock and Class D common stock are not entitled to receive economic consideration for their shares in excess of that payable to the holders of Class A common stock and Class C common stock, respectively, in the event of a merger, consolidation or other business combination requiring the approval of our stockholders or a tender or exchange offer to acquire any shares of our common stock. However, in any such event involving consideration in the form of securities, the holders of Class B common stock and Class D common stock will be entitled to receive securities that have no more than ten times the voting power of any securities distributed to the holders of Class A common stock and Class C common stock.

  Liquidation or Dissolution

        Upon our liquidation or dissolution, the holders of our Class A common stock and Class B common stock are entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of our Class C common stock and Class D common stock do not have any right to receive a distribution upon a liquidation or dissolution of our company.

  Conversion, Transferability and Exchange

        Our amended and restated certificate of incorporation provides that each share of our Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock, and each share of our Class D common stock is convertible at any time, at the option of the holder, into one share of Class C common stock. Our amended and restated certificate of incorporation further provides that each share of our Class B common stock will automatically convert into one share of Class A common stock, and each share of our Class D common stock will automatically convert into one share of our Class C common stock (a) immediately prior to any sale or other transfer of such share by the Founder Member or any of its affiliates or permitted transferees (collectively, "Founder Equityholders"), subject to certain limited exceptions, such as transfers to permitted transferees, or (b) if Founder Equityholders own less than 25% of our issued and outstanding common stock. Shares of our Class A common stock and Class C common stock are not subject to any conversion right.

        Under our amended and restated certificate of incorporation, "permitted transferees" of the Founder Member include (i) Vincent Viola or any of his immediate family members (which would include parents, grandparents, lineal descendants, siblings of such person or such person's spouse, and lineal descendants of siblings of such person or such person's spouse) or any trust, family-partnership or estate-planning vehicle so long as Mr. Viola and/or his immediate family members are the sole economic beneficiaries thereof, (ii) any corporation, limited liability company, partnership or other entity of which all of the economic beneficial ownership thereof belongs to Mr. Viola, his immediate family members or any trust, family-partnership or estate-planning vehicle whose economic beneficiaries consist solely of Mr. Viola and/or his immediate family members, (iii) a charitable institution controlled by Mr. Viola and/or his immediate family members, (iv) an individual mandated under a qualified domestic relations order and (v) a legal or personal representative of Mr. Viola and/or his immediate family members in the event of death or disability.

        Among other exceptions described in our amended and restated certificate of incorporation, the Founder Equityholders are permitted to pledge shares of Class D common stock and/or Class B common stock that they hold from time to time without causing an automatic conversion to Class C common stock or Class A common stock, as applicable, provided that any pledged shares are not transferred to or registered in the name of the pledgee.

        Subject to the terms of the Exchange Agreement (i) the Founder Member may exchange its non-voting common interest units of Virtu Financial LLC, which we refer to as "Virtu Financial Units," and a corresponding number of shares of our Class D common stock or, after the Triggering Event (defined as the point in time when the Founder Equityholders no longer beneficially own shares representing 25% of our issued and outstanding common stock), Class C common stock, for shares of our Class B common stock (or, after the Triggering Event, Class A common stock) and (ii) the other Virtu Post-IPO Members may exchange their vested Virtu Financial Units and a corresponding number of shares of our Class C common stock for shares of our Class A common stock. Each such exchange will be on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Upon exchange, each share of our Class C common stock or Class D common stock so exchanged will be cancelled.

  Other Provisions

        None of the Class A common stock, Class B common stock, Class C common stock or Class D common stock has any pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock, Class B common stock, Class C common stock or Class D common stock.

        At such time as no Virtu Financial Units remain exchangeable for shares of our Class A common stock, our Class C common stock will be cancelled. At such time as no Virtu Financial Units remain exchangeable for shares of our Class B common stock, our Class D common stock will be cancelled.

Preferred Stock

        We are authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, which could have a negative impact on the market price of our Class A common stock.

Corporate Opportunities

        Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of "corporate opportunity" does not apply against the Founder Member, Mr. Viola, and certain affiliates of Temasek Holdings (Private) Limited ("Temasek"), any of our non-employee directors or any of their respective affiliates in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers. In addition, subject to the restrictions on competitive activities described below, Mr. Cifu is permitted to become engaged in, or provide services to, any other business or activity in which Mr. Viola is currently engaged or permitted to become engaged, to the extent that Mr. Cifu's level of participation in such businesses or activities is consistent with his current participation in such businesses and activities. The Virtu Financial LLC Agreement provides that Mr. Viola, in addition to our other executive officers and our employees that are Virtu Members, may not directly or indirectly engage in certain competitive activities until the third anniversary of the date on which such person ceases to be an officer, director or employee of ours. Certain affiliates of Temasek and our non-employee directors are not subject to any such restriction.

Certain Certificate of Incorporation, By-Law and Statutory Provisions

        The provisions of our amended and restated certificate of incorporation and by-laws and of the Delaware General Corporation Law summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A common stock.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

        Our amended and restated certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors.

        These provisions include:

        Classified Board.    Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our amended and restated certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors is fixed exclusively pursuant to a resolution adopted by our board of directors.

        In addition, our amended and restated certificate of incorporation provides that, following the Triggering Event (defined as the point in time when Founder Equityholders no longer beneficially own shares representing 25% of our issued and outstanding common stock), other than preferred stock directors and subject to obtaining any required stockholder votes or consents under the Stockholders Agreement, directors may only be removed for cause and by the affirmative vote of holders of 75% of the total voting power of our outstanding shares of common stock, voting together as a single class. This requirement of a super-majority vote to remove directors for cause could enable a minority of our stockholders to exercise veto power over any such removal.

        Action by Written Consent; Special Meetings of Stockholders.    Our amended and restated certificate of incorporation provides that, following the Triggering Event, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation and by-laws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the stockholders can only be called by the chairman or vice chairman of the board or the chief executive officer, or pursuant to a resolution adopted by a majority of the board of directors or, until the Triggering Event, at the request of holders of a majority of the total voting power of our outstanding shares of common stock, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

        Advance Notice Procedures.    Our amended and restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the by-laws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

        Super-Majority Approval Requirements.    The Delaware General Corporation Law generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless either a corporation's certificate of incorporation or by-laws require a greater percentage. Our amended and restated certificate of incorporation and by-laws provide that, following the Triggering Event, the affirmative vote of holders of 75% of the total voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, is required to amend, alter, change or repeal specified provisions, including those relating to the classified board, actions by written consent of stockholders, calling of special meetings of stockholders, business combinations and amendment of our amended and restated certificate of incorporation and by-laws. This requirement of a super-majority vote to approve amendments to our amended and restated certificate of incorporation and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

        Business Combinations with Interested Stockholders.    Our amended and restated certificate of incorporation provides that we are not subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation's voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. Nevertheless, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that it provides that the Founder Member, certain affiliates of Temasek, their respective affiliates and successors and their transferees are not deemed to be "interested stockholders," regardless of the percentage of our voting stock owned by them, and accordingly are not subject to such restrictions.

DESCRIPTION OF THE DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in this prospectus.

        The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or a substantially equivalent method determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon such holder's order of, the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon such holder's order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

        The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

        The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

 DESCRIPTION OF THE WARRANTS

        The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock or Class A common stock. Warrants may be issued independently or together with debt securities, preferred stock or Class A common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

  •
  the title of such debt warrants;

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  the offering price for such debt warrants, if any;

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  the aggregate number of such debt warrants;

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  the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

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  if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

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  if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

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  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

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  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

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  information with respect to book-entry procedures, if any;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  the antidilution or adjustment provisions of such debt warrants, if any;

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  the redemption or call provisions, if any, applicable to such debt warrants; and

  •
  any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

        The prospectus supplement relating to any particular issue of preferred stock warrants or Class A common stock warrants will describe the terms of such warrants, including the following:

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  the title of such warrants;

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  the offering price for such warrants, if any;

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  the aggregate number of such warrants;

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  the designation and terms of the preferred stock purchasable upon exercise of such warrants;

  •
  if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

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  if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

  •
  the number of shares of Class A common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF THE PURCHASE CONTRACTS

        We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and obligating us to deliver to the holders, a specified principal amount of senior debt securities, subordinated debt securities, or a specified number of shares of Class A common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. We intend to physically settle such purchase contracts by delivering the agreed principal amount or number of securities, as applicable, upon settlement. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

        The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and a discussion, if appropriate, of any material United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

 DESCRIPTION OF THE UNITS

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any prospectus supplement related to any particular units will describe, among other things:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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  if appropriate, any special United States federal income tax considerations applicable to the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

        We or selling stockholders may offer and sell the securities in any one or more of the following ways:

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  to or through underwriters, brokers or dealers;

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  directly to one or more other purchasers;

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  through agents on a best-efforts basis; or

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  otherwise through a combination of any of the above methods of sale.

        In addition, we or selling stockholders may enter into option, share lending or other types of transactions that require us or such selling stockholders, as applicable, to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus. We or selling stockholders may also enter into hedging transactions with respect to our securities or the securities of such selling stockholders, as applicable. For example, we or selling stockholders may:

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  enter into transactions involving short sales of the shares of Class A common stock by underwriters, brokers or dealers;

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  sell shares of Class A common stock short and deliver the shares to close out short positions;

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  enter into option or other types of transactions that require us or selling stockholders, as applicable, to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus; or

  •
  loan or pledge the shares of Class A common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        Any selling stockholder will act independently of us in making decisions with respect to the timing manner and size of each sale of shares of Class A common stock covered by this prospectus.

        We or selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders, as applicable, or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or such selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.

        Shares of Class A common stock may also be exchanged for satisfaction of selling stockholders' obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

        Each time we or selling stockholders sell securities, we or selling stockholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

  •
  the purchase price of the securities and the proceeds we and/or such selling stockholders will receive from the sale of the securities;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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  any commissions allowed or paid to agents;

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  any securities exchanges on which the securities may be listed;

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  the method of distribution of the securities;

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  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

  •
  any other information we think is important.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or selling stockholders in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

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  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Such sales may be effected:

  •
  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in transactions in the over-the-counter market;

  •
  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  •
  through the writing of options; or

  •
  through other types of transactions.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        The selling stockholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        The securities may be sold directly by us or selling stockholders, or through agents designated by us or such selling stockholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling stockholders, as applicable, to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

  •
  commercial and savings banks;

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  insurance companies;

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  pension funds;

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  investment companies; and

  •
  educational and charitable institutions.

        In all cases, these purchasers must be approved by us or by such selling stockholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or selling stockholders, as applicable, must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, dealers or agents used by us or selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or such selling stockholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholders for certain expenses.

        Any selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act.

        Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

        Any underwriters to which offered securities are sold by us or selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

        The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

        To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

 LEGAL MATTERS

        Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

 EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of KCG as of December 31, 2016 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this Registration Statement on Form S-3 have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

15,000,000 Shares

Virtu Financial, Inc.

Class A Common Stock

Joint Book-Running Managers

Jefferies	Morgan Stanley	Sandler O'Neill + Partners, L.P.

Co-Manager

BMO Capital Markets